UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2022
First Business Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
401 Charmany Drive
Madison, Wisconsin 53719
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (608) 238-8008
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FBIZ	The Nasdaq Stock Market LLC

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective April 18, 2022, the Compensation Committee (the “Committee”) of the Board of Directors of First Business Financial Services, Inc. (the “Company”) approved the vesting of the performance restricted stock units, or “PRSUs”, granted to executive officers of the Company in 2019 under its Long-Term Incentive Plan for the performance measurement period beginning in 2019 and ending in 2021 (the “2019 Grant”). The vesting of the 2019 Grant was determined by Relative Total Shareholder Return (“TSR”) and Relative Return on Equity (“ROE”) Company performance goals. As noted in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 8, 2022 (the “Proxy Statement”), as of the date of the Proxy Statement, the number of shares earned under the 2019 Grant was unknown due to the unavailability of final Relative Return on Average Equity information.

The Committee determined that the Company’s performance at a “Superior” level under each of the TSR and ROE performance goals during the performance period resulted in the payout of the Company’s common stock to each of the Company’s NEOs (as defined in the Proxy Statement) as follows:

NEO	Shares Vested
Corey A. Chambas	13,340
Edward G. Sloane, Jr.	5,800
David R. Seiler	6,250
Mark J. Meloy	3,860
Bradley A. Quade*	0
________
* Mr. Quade was not employed by the Company at the time of the 2019 Grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2022	FIRST BUSINESS FINANCIAL SERVICES, INC. By: /s/ Ed Sloane Ed Sloane Chief Financial Officer